Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

This Master Services Agreement (“MSA” or “Agreement”) is entered into on February 21, 2020 (herein “Effective Date”) between SHINE Management, Inc., a Commonwealth of Virginia Corporation (herein “SMI”) and Pelican Delivers, Inc., 3100 Bucklin Hill Rd, Suite 220, Silverdale, WA, 98383, a Nevada Corporation (herein “CLIENT”); together they may be represented in this Agreement as “Parties” or individually as “Party.”

1 SERVICES

Scope: SMI is retained by CLIENT to provide the services (“Services”) described in the Statement of Work (“SOW”) attached to this MSA. Any Financial or Accounting Services are provided in an advisory capacity and not as part of an audit or attest function within the meaning of the statutes of the Virginia State Board of Accountancy.

Changes to Services: CLIENT may request changes to an SOW by submitting a Change Order (CO) request in writing. The SOW will be modified in writing as mutually agreed by the Parties, including any agreed upon adjustments to price or delivery schedule.

Performance Standard and Warranty: SMI warrants and represents that Services will be performed in a professional and timely manner. Any perceived Services deficiencies must be reported in writing to SMI within ten (10) days of invoice receipt. CLIENT’s sole and exclusive remedy for breach of this warranty will be re-performance of the deficient Services. If, for any reason, SMI fails to correct the perceived deficiencies, CLIENT may terminate this Agreement as provided in Section 5. Delays in the provision of any portion of the Services occasioned by CLIENT’s failure to timely complete a task or adhere to its own schedule will not be the responsibility of SMI.

2 RELATIONSHIP OF PARTIES

Independent Contractor: SMI will perform the Services as an independent contractor and not as an employee of CLIENT. SMI may use employees or subcontractors in the performance of Services (“SMI Personnel”). SMI is solely responsible for all taxes on income received from its performance of the Services hereunder. CLIENT assumes no liability or responsibility for SMI Personnel other than as specifically stated in this Agreement.

For SMI Personnel Working Onsite: SMI Personnel working onsite will comply with all policies and rules of CLIENT. CLIENT will be responsible for the following (as needed): (i) provide CLIENT workplace training/orientation; (ii) disclose CLIENT’s organizational infrastructure and job functions of key employees as well as introduce relevant key CLIENT personnel; (iii) provide relevant information and documents as needed for SMI Personnel to provide the Services; and (iv) provide on-site work space for any Services to be delivered.

Limitation on Participation in CLIENT Workplace: CLIENT should only provide materials and equipment to SMI Personnel which are essential to the performance of Services. Additionally, CLIENT should use discretion when involving SMI Personnel in CLIENT functions and meetings and limit the involvement of SMI Personnel to meetings and functions related to the Services.

CLIENT Workplace Regulations: CLIENT is solely responsible for (i) ensuring its workplace meets federal and state standards or regulations for a place of employment free from recognized hazards likely to cause death or serious physical harm; (ii) for training SMI

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

Personnel with respect to any site-specific duties or expectations regarding hazards to which SMI Personnel may be exposed, and (iii) for recording any illness or injury experienced by any SMI Personnel as required by federal law. Additionally, (iv) CLIENT shall be solely responsible to provide a discrimination-free and harassment-free work environment.

3 INVOICING

SMI will submit detailed and timely invoices per the terms of each SOW, not more frequently than monthly so long as payments are timely, and not later than sixty (60) days after the work has been completed. Invoices may be fixed price or time and materials, depending on the individual SOW, and may include reimbursement for reasonable, necessary, and actual out-of- pocket expenses incurred by SMI Personnel in the performance of the Services. Out-of-Pocket Expenses may include travel (mileage, meals, and lodging), material purchases, and administrative fees; are subject to CLIENT’s prior written approval; and will be supported by reasonable documentation.

4 PAYMENT

Payment: CLIENT will pay invoices within fifteen (15) days of the invoice date to the remittance address on the invoice or by ACH or wire. If CLIENT disputes any charge on a given invoice then CLIENT will pay all non-disputed charges and document the disputed charges in writing to SMI within fifteen (15) days of the invoice date, or all fees and charges will stand. SMI reserves the right to immediately stop services if not paid on a timely basis and/or require a deposit.

*Late Payments: CLIENT agrees to pay SMI interest for charges not paid within thirty (30) days after the invoice date, at the compounded rate of 1.5% per month or the maximum allowed by law, whichever is less, calculated from the payment due date until the balance is paid in full, even if the Agreement/SOW has been terminated. CLIENT will be responsible for any costs, including attorney’s fees, incurred by SMI in collecting any past due amounts under this Agreement.

5 TERM AND TERMINATION

Term: The term of this Agreement will begin on the Effective Date and will remain in full force and effect until the expiration of the term of all Services. Each SOW commences on the effective date identified therein and continues until the Services are complete or the Agreement is terminated. A SOW’s termination shall not modify the Term of this Agreement nor the term of any other SOW; however, the expiration or termination of this Agreement shall immediately terminate all SOWs executed hereunder.

Termination: Either Party may terminate this Agreement and/or any applicable SOW (unless otherwise noted therein) at any time without cause upon thirty (30) days prior written notice to the other Party.

6 CONFIDENTIAL INFORMATION (CI)*

Confidential Information (CI): CI refers to all information of a Party (“Disclosing Party”) that has been disclosed to the other Party (“Receiving Party”) and is designated in writing as CI

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

unless an exclusion applies. CI may include information concerning a Party’s existing business and its systems, plans, trade secrets, prices, and pricing information. Except as explicitly stated in this Agreement, Receiving Party is granted no license or conveyance of Disclosing Party’s CI.

Use and Protection of CI: The Receiving Party acknowledges the economic value to the Disclosing Party of its CI. For five (5) years after receiving CI, the Receiving Party shall:

·	use the CI only for evaluating or executing the potential or actual business relationship;
·	safeguard the CI with the same degree of care to avoid unauthorized disclosure as recipient uses to protect its own CI;
·	not disclose CI to any person or entity without prior written consent;
·	restrict CI disclosure solely to those employees, affiliates, and authorized representatives with a “need to know” and advise them of their obligations;
·	make only copies of the CI necessary for those personnel who require it and appropriately label each copy as CI;
·	immediately upon the request of the Disclosing Party, destroy or return all CI and certify such actions within 30 days.

Exclusions: CI will not include information which: (i) is publicly available as of the Effective Date or becomes publicly available thereafter through no fault of the Receiving Party; (ii) the Receiving Party rightfully possessed before it received it from the Disclosing Party; (iii) is subsequently given to the Receiving Party by a third party without restrictions on disclosure; or

(iv) is required to be disclosed by law, provided that the Receiving Party will promptly notify the Disclosing Party and cooperate, at the Disclosing Party’s expense, to permit the Disclosing Party to seek appropriate protective orders from the issuing court of government authority limiting disclosure or use of the CI.

Remedies: If the Receiving Party discloses or uses (or threatens to disclose or use) any CI of the Disclosing Party in breach of protections hereunder, the Disclosing Party may, in addition to any other remedies available, seek injunctive relief to enjoin such acts.

7 PROPRIETARY RIGHTS*

Work for Hire: All written and digital reports, documents, or other materials (“Work”) created, developed, or produced by SMI during performance of the Services are “work for hire” and will be the property of CLIENT. SMI agrees that all right, title and interest in such Work belongs to CLIENT, without restriction in its use or dissemination; provided however, that CLIENT will not acquire any ownership rights in or to anything not created during the Services and proprietary to SMI. If any pre-existing works are contained in the Services and inseparable therefrom, SMI grants to CLIENT an irrevocable, non-exclusive worldwide, royalty-free license to (a) use the works; and (b) authorize and sublicense others from time to time to do any or all the prior.

Third Party License: To the extent SMI uses or otherwise incorporates third party software or works in the Services, CLIENT will have and obtain the perpetual, irrevocable, nonexclusive,

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

worldwide, royalty-free right and license to (a) use the third party works; and (b) authorize or sublicense others from time to time to do any or all of the foregoing.

8 NON-SOLICITATION*

CLIENT acknowledges that SMI has expended resources in the training and acquisition of employees and subcontractors with certain skills and expertise and has a legitimate business interest in preserving its relationships with such employees and subcontractors. Therefore, CLIENT agrees that at all times during the Term and for twelve (12) months after the engagement terminates, CLIENT will not, except with written consent, directly or indirectly, whether individually or as an officer, director, employee, consultant, partner, stockholder, individual proprietor, joint venturer, investor, lender, consultant or in any other capacity whatsoever: solicit, divert, hire, retain (including as a consultant) or encourage to leave the employment or engagement of SMI any employee or subcontractor of SMI, or hire or retain (including as a consultant) any former employee or subcontractor of SMI who has left the employment or engagement of SMI within twelve (12) months prior to such hiring or retention.

9 GENERAL PROVISIONS

*Limitation of Liability: In order for CLIENT to obtain the benefit of a fee which includes a lesser allowance for risk funding, CLIENT agrees to limit SMI’s liability arising from SMI’s professional acts, errors or omissions such that the total liability of SMI shall not exceed SMI’s total fees for the Services rendered under the applicable SOW; provided that, however, for claims arising under a policy for which SMI carries insurance as provided below, the liability of SMI will be limited to the amount payable under the insurance policy which covers the claim in question.

Indemnification: Each Party agrees to indemnify, defend and hold harmless the other Party and its subsidiaries, and their respective officers, directors, employees, agents, successors and assigns, as applicable, at its expense, from any and all third party claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses, arising directly from or related to the indemnifying Party’s breach of its representations, warranties, covenants and obligations under this Agreement, including any SOW.

Governing Law: This Agreement is governed by the laws of the Commonwealth of Virginia and will be governed by and construed and enforced in accordance with its laws. The federal and state courts located in Albemarle County, Virginia will have jurisdiction to adjudicate any dispute arising out of or relating to this Agreement.

Force Majeure: SMI is not responsible for delays or failures to perform its responsibilities under this Agreement due to causes beyond its reasonable control; provided however, that SMI will promptly resume performance as soon as reasonably practical.

Insurance/Authorization: SMI will carry adequate liability, property, workers’ compensation, umbrella and other insurance of a kind and in an amount generally carried by persons engaged in the same or a similar kind of business similarly situated, unless, in any case, other types of insurance or higher amounts are required by CLIENT. SMI hereby represents, warrants, and

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

covenants to CLIENT that it has and/or will have and maintain all necessary permits, license, approvals and authorizations applicable to its obligations contemplated under this Agreement.

Client will carry Public Company Management Liability Insurance upon effectiveness of its S1 filings in an amount as approved by the Client’s Board of Directors, specifically covering the CFO consultant as a covered individual at all times after S1 effectiveness and continuing for a 2 year period after termination of this agreement. At any time during the public company service period Client terminates coverage or removes CFO Consultant as a covered individual, Client much immediately notice CFO Consultant and SMI.

Entire Agreement: This Agreement and all SOWs constitute the entire agreement between the Parties. However, if a more stringent Non-Disclosure Agreement (NDA) has been signed between the parties then the NDA terms on the handling of proprietary and/or CI shall apply notwithstanding any terms of this Agreement that may be in conflict with the NDA. Only changes to this Agreement in writing and signed by both parties are accepted and effective.

Survival: Sections marked with asterisk (*) will survive the termination of this Agreement, regardless of the reason for the termination.

Authorized Representatives: The persons whose signatures appear below are authorized to bind CLIENT and SMI and any changes or notice, request, approval, or consent between the Parties in writing.

Notice: Notice may be served personally or by certified mail (postage prepaid), internationally commercially recognized overnight delivery service (e.g., Federal Express), or courier. Notice shall be deemed served upon personal delivery or upon receipt id delivered by courier or overnight delivery, or upon the third business day after the date sent for other notices.

Acknowledgement: CLIENT acknowledges that SMI may have paid a referral fee related to this Agreement.

Counterparts/Electronic Signatures: A Party who executes this Agreement by typing a name on the signature line below (“Electronic Signature”) agrees that its signature is the legal equivalent to a handwritten signature and it will have the same binding legal effect. Also, both parties do not need to sign the same document. It is sufficient if each party signs a separate document and provides a copy to the other party

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

Upon the terms and conditions herein, the Parties have caused this Master Services Agreement to be executed by their duly authorized representatives, as of the Effective Date on Page 1.

SHINE Management, Inc.	Pelican Delivers, Inc.

Signature: /s/ Debra R. Hoopes	Signature: /s/ David Baker
Name, Title: Debra R. Hoopes, CFO & Chief Admin Officer	Name, Title: David Baker, Board Member
Address: One Morton Drive, Suite 201, Charlottesville, VA 22903	Address: 3100 Bucklin Hill Rd, Silverdale, WA 98383
Date: 2/25/2020	Date: 2/25/2020

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

Statement of Work

SOW No: SMI-2020-PDI-01_001

Project: Fractional CFO and Accounting

This Statement of Work (SOW) is entered into this 21 day of February 2020 by and between SHINE Management Inc. ("SMI") and Pelican Delivers, Inc. ("CLIENT") and is subject to the terms and conditions contained in the Master Services Agreement (“Agreement”; MSA Number SMI-2020-PDI-01 entered into by SMI and CLIENT on the 21 day of February 2020, the terms and conditions of which are incorporated herein by reference. In the event of a conflict between this SOW and the Agreement, the terms of this SOW shall govern solely with regard to the Scope of Services and Deliverables. All other terms of the Agreement shall govern.

Points-of-Contact

Primary CLIENT Contact: Tina Comeau; tina@pelicandelivers.com Alternate CLIENT Contact: Dave Comeau; dave@pelicandelivers.com

Primary SMI Contact: Debra Hoopes (703) 895-3408; dhoopes@shinemanagement.com Alternate SMI Contact: Jeff Thomas; (434) 322-3000; jthomas@shinemanagement.com

Scope of Services

Fractional CFO (signature authority as Acting CFO) and full scope accounting support.

Deliverables

Definition: Deliverables are defined as hardcopy or electronic documents (including but not limited to specifications, proposals, summaries, analysis, etc.), software, ideas, etc. that are to be completed by SMI and delivered in accordance with the terms and timeframe of this SOW.

The deliverables for this effort are as follows:

1. Complete 2019 financials and audit

2. Interface with auditor and tax preparers

3. Draft SEC filings, working with SEC council

4. Ensure 2019 books are correct by quarter (necessary for 10Q filings going forward)

5. Update company’s S1 filing

6. Continue to support accurate books by quarter for 2020 supporting future 10Q’s after S1 is approved

7. Full scope bookkeeping activities including payables, receivables, payroll processing, cash payments processing, accruals, complex accounting concepts addressed as necessary, all reconciliations of balance sheet accounts

8. Internal financial statement preparation, budget variance analysis

9. Forecasting and budgeting if requested

10. Support other types of tax filings where needed (sales and use, property tax)

11.  Suggest proper controls and practices fitting for a public company including documentation of policies

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

Term

SMI will begin performance on this effort and provide the requested services for an initial term beginning upon signature and ending September 30, 2020 (Introductory rate period) and thereafter for period of 90 days. This Term will extend under the same terms and conditions quarter to quarter with a 60-day notice to terminate on either side.

Fees

SMI proposes to complete this project on a time and material basis according to the table below:

Labor Category	Introductory rate per hour through 9/30/2020
CFO	$158.00
Controller	$112.00
Sr. Accountant	$60.00
Staff Accountant	$46.00

Labor Category	Rate per hour beginning 10/1/2020
CFO	$225.00
Controller	$160.00
Sr. Accountant	85.00
Staff Accountant	$65.00

Client will issue 60,000 restricted common stock shares to SMI upon execution of this agreement. Shares will be immediately transferrable without regard to vesting and will vest pro rata on that last day of each month beginning March 31, 2020 and ending September 30, 2020.

** Client deposit of $7,500.00 is required upon execution and deposit will be held and applied to the earlier of the last invoice at termination of service or the next invoice after the completion of Client’s successful capital raise under its S1 filing.

Assumptions

The following assumptions govern this effort:

1. SMI will provide the services as set forth above.

2. SMI shall bill all fees and reimbursable expenses, including travel expenses if applicable, to CLIENT monthly.

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Master Services Agreement (MSA) – Pelican Delivers, Inc. MSA Number SMI-2020-PDI-01

Acceptance

To execute this Statement of Work, the following authorizations are required.

SHINE Management, Inc.	Pelican Delivers, Inc.

Signature: /s/ Debra R. Hoopes	Signature: /s/ David Baker
Name, Title: Debra R. Hoopes, CFO & Chief Admin Officer	Name, Title: David Baker, Board Member
Date: 2/25/2020	Date: 2/25/2020

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